UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 2, 2005

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events.

On February 11, 2005, Veeco Instruments Inc. (“Veeco” or the “Company”) issued a press release announcing, among other things (a) the postponement of the release of its financial results for the fourth quarter and full year ended December 31, 2004 pending completion of an internal investigation of improper accounting transactions at its TurboDisc division and (b) Veeco’s expectation that this investigation will lead to adjustments requiring the restatement of the Company’s financial statements previously issued for the quarterly periods and nine months ended September 30, 2004.

Following the February 11th announcement, a putative class action shareholder suit was filed in federal court in the Southern District of New York asserting claims for violation of the federal securities laws on behalf of persons who allegedly acquired the Company’s securities between November 3, 2003 and February 10, 2005.  In addition, four putative class action shareholder suits were filed in federal court in the Eastern District of New York on behalf of persons who allegedly acquired Veeco securities between November 3, 2003 or April 26, 2004 and February 10, 2005.  The lawsuits name Veeco, its Chairman and Chief Executive Officer, and its Executive Vice President and Chief Financial Officer as defendants, and seek unspecified damages.  The lawsuits, which are substantially similar, purport to assert claims against all defendants for violations of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and claims against the individual defendants for violations of Section 20(b) of the Exchange Act.  On March 2, 2005, plaintiffs’ counsel attempted to serve Veeco with respect to one of these lawsuits.  Veeco intends to defend vigorously against the claims.

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

March 8, 2005	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Vice President and General Counsel